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                                                                    Exhibit 4(a)


                               STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP


o The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

o        First: The name of the limited partnership is
                       Atlas America Public #12-2003 Limited Partnership

o        Second: The address of its registered office in the State of Delaware is
                       110 S. POPLAR STREET, SUITE 101 in the city of WILMINGTON, DE 19801

         The name of the Registered Agent at such address is ANDREW M. LUBIN

o Third: The name and mailing address of each general partner is as follows:

                       ATLAS RESOURCES, INC.
                       MANAGING GENERAL PARTNER
                       311 ROUSER ROAD, P. O. BOX 611
                       MOON TOWNSHIP, PA  15108

o In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of Atlas America Public #12-2003 Limited Partnership as of July 10, 2003.

                                    Partnership Name
                                    By:  ATLAS RESOURCES, INC.
                                         MANAGING GENERAL PARTNER


                                    /s/    Frank P. Carolas
                                    -----------------------------------------
                                    Frank P. Carolas, Executive Vice President

      State of Delaware
      Secretary of State
   Division of Corporations
Delivered 12:30 PM 07/15/2003
  FILED 12:30 PM 07/15/2003
SRV 030464391 - 3681735 FILE